Exhibit 99.1

Hain Celestial Reports Second Quarter Fiscal Year 2018 Financial Results

Net Sales Increased 5% to $775.2 Million, or 2% on a Constant Currency Basis

Gross Margin of 18.6%; Adjusted Gross Margin of 20.2%

Operating Income of $36.3 Million; Adjusted Operating Income of $62.1 Million

Earnings per Diluted Share (“EPS”) of $0.45;
Adjusted EPS Increased 28% to $0.41

Explores Divestiture of Hain Pure Protein

Lake Success, NY, February 7, 2018-The Hain Celestial Group, Inc. (Nasdaq: HAIN) (“Hain Celestial” or the “Company”), a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East providing consumers with A Healthier Way of Life™, today reported financial results for the second quarter ended December 31, 2017.

“We are pleased with the increase in net sales and profitability across our international business segments for the second quarter along with contributions from various brands in the United States, which reflects our well-diversified geographic portfolio. Our team remains intently focused on generating the growth we believe we are capable of achieving from our brand building efforts,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial.  “Throughout our organization, we continue to make progress on our long-term strategic priorities and Project Terra cost savings initiatives. As we look to reduce complexities across our business and drive greater efficiencies, our team has already identified specific opportunities to simplify our brand portfolio near-term to enhance stockholder value, positioning Hain Celestial for future growth.”

FINANCIAL HIGHLIGHTS1

Second Quarter Results Summary

•
Net sales increased 5% to $775.2 million compared to the prior year period, or 2% on a constant currency basis, primarily reflecting mid-single digit net sales increases from our United Kingdom, Canada and Europe and Hain Pure Protein operating segments, partially offset by a low single digit decrease from the United States segment.

•	Net sales increased 1%, compared to the prior year period, when adjusted for foreign exchange and acquisitions, divestitures, and certain other items[2].

•	Gross margin of 18.6%; adjusted gross margin of 20.2%.

•	Operating income of $36.3 million; adjusted operating income of $62.1 million.

•	Net income of $47.1 million, an increase of 73% over the prior year period; adjusted net income of $42.7 million, an increase of 30% over the prior year period.

•	EBITDA increased 2% to $61.0 million compared to $59.6 million in the prior year period; adjusted EBITDA increased 19% to $82.7 million compared to $69.5 million in the prior year period.

•	EPS of $0.45 compared to $0.26 in the prior year period; adjusted EPS of $0.41 compared to $0.32 in the prior year period.

1This press release includes certain non‐GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided herein.

2Refer to “Net Sales Growth at Constant Currency and Adjusted for Acquisitions, Distributions and Other” provided herein.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

SECOND QUARTER OPERATING SEGMENT HIGHLIGHTS

Hain Celestial United States
Net sales for Hain Celestial United States decreased 3% over the prior year period to $270.3 million; net sales adjusted for acquisitions, divestitures and certain other items2 decreased 5%. Growth from the Tea, Pure Personal Care and Better-For-You Baby platforms including Celestial Seasonings®, Terra®, Garden of Eatin®, Alba Botanica®, Avalon Organics®, Live Clean® and Earth’s Best® brands was offset by declines from Sensible Portions®, Spectrum® and The Greek Gods® brands in Better-For-You Snacking, Better-For-You Pantry and Fresh Living platforms, despite growth from MaraNatha® and Arrowhead Mills® brands. In addition, the declines were being driven by the strategic decision to no longer support certain lower margin stock keeping units (“SKUs”) in order to reduce complexity and increase gross margins as the Company continues its focus on its top 500 SKUs in the United States. The prior year second quarter results were also negatively impacted by inventory realignment at certain customers. Segment operating income was $21.9 million, a 45% decrease over the prior year period, and adjusted operating income was $31.0 million, a 24% decrease over the prior year period, driven primarily by higher marketing investments, increased freight and commodity costs and unfavorable mix. The financial results for the current period as well as the prior year second quarter results exclude the United Kingdom operations of the Ella’s Kitchen® brand, thereby eliminating net sales of approximately $22.4 million and $19.5 million, respectively, as these net sales are now reported as part of the United Kingdom reportable segment.

Hain Celestial United Kingdom
Net sales for Hain Celestial United Kingdom increased 12% to $238.2 million over the prior year period, reflecting 13% growth from Tilda®, 15% growth from Ella’s Kitchen® and 12% growth from Hain Daniels. Hain Daniels net sales, adjusted for both foreign exchange and acquisitions and divestitures2, increased 4% over the prior year period, with strong brand performance from Hartley’s®, Linda McCartney’s® and Cully & Sully® brands. Net sales for Hain Celestial United Kingdom, on a consolidated basis, was up 5% over the prior year period, adjusted for both foreign exchange and acquisitions and divestitures2. Segment operating income of $13.6 million increased 46% over the prior year period, and adjusted operating income of $16.3 million increased 41% over the prior year period driven by strong contribution from the Hain Daniels brands. As discussed above, the financial results for the current period as well as the prior year second quarter results includes the United Kingdom operations of the Ella’s Kitchen® brand, which was previously reported as part of the United States reportable segment.

Hain Pure Protein
Net sales for Hain Pure Protein increased 4% to $159.0 million over the prior year period, reflecting a 15% increase from Plainville Farms®, 17% from FreeBird® and 7% from Empire® Kosher brands, partially offset by a decrease in private label sales. Segment operating income increased to $5.3 million or 50% from the prior year period of $3.5 million, and adjusted operating income increased 256% to $12.6 million due to improvements in operating expenses across the business.

Rest of World
Net sales for Rest of World increased 12% to $107.7 million over the prior year period, or by 6% on a constant currency basis. Net sales for Hain Celestial Canada grew 6%, driven by strong performance from Yves Veggie Cuisine®, Sensible Portions® and Live Clean® brands. Net sales for Hain Celestial Europe grew 5%, driven by the Joya® and Natumi® brands as well as own-label products. Segment operating income increased to $10.5 million, a 41% increase over the prior year period, and adjusted operating income increased 55% to $11.4 million over the prior year period.

Explores Divestiture of Hain Pure Protein
The Company announced it is exploring the divestiture of its Hain Pure Protein business. The Company cannot give any assurances that this will result in any specific action or regarding the outcome or timing of any action. The Company does not intend to comment further regarding the potential divestiture at this time.

Fiscal Year 2018 Guidance
The Company reiterated its net sales outlook and updated its Adjusted EPS and Adjusted EBITDA guidance for fiscal year 2018 to take into account continued investment in marketing and brand awareness, primarily in the United States, as well as recent freight and certain commodity price headwinds:

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

•	Net sales of $2.967 billion to $3.036 billion, an increase of approximately 4% to 6% as compared to fiscal year 2017.

•	Adjusted EBITDA of $340 million to $355 million, an increase of approximately 24% to 29% as compared to fiscal year 2017.

•	Adjusted earnings per diluted share of $1.64 to $1.75, which includes an $.08 to $.09 benefit due to tax reform, an increase of approximately 34% to 43% as compared to fiscal year 2017.

Guidance, where adjusted, is provided on a non-GAAP basis, which excludes acquisition-related expenses, integration and restructuring charges, start-up costs, unrealized net foreign currency gains or losses, accounting review and remediation costs and other non-recurring items that have been or may be incurred during the Company’s fiscal year 2018, which the Company will continue to identify as it reports its future financial results. Guidance excludes the impact of any future acquisitions.

The Company has not reconciled its expected adjusted EBITDA to net income or adjusted earnings per diluted share to earnings per share under “Fiscal Year 2018 Guidance” because certain items that impact net income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time.

Effective July 1, 2017, due to changes to the Company’s internal management and reporting structure, the United Kingdom operations of the Ella’s Kitchen® brand, which was previously included within the United States reportable segment, is included in the United Kingdom reportable segment. The prior period segment information contained below has been adjusted to reflect the Company’s new operating and reporting structure.

(unaudited and dollars in thousands)	United States	United Kingdom	Hain Pure Protein	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Three months ended 12/31/17	$270,303	$238,201	$158,972	$107,728	$—	$775,204
Net sales - Three months ended 12/31/16	$278,640	$212,312	$152,979	$96,068	$—	$739,999
% change - FY'18 net sales vs. FY'17 net sales	(3.0)%	12.2%	3.9%	12.1%		4.8%

OPERATING INCOME
Three months ended 12/31/17
Operating income	$21,861	$13,598	$5,328	$10,535	$(15,029)	$36,293
Non-GAAP Adjustments [1]	$9,109	$2,740	$7,287	$866	$5,791	$25,793
Adjusted operating income	$30,970	$16,338	$12,615	$11,401	$(9,238)	$62,086
Operating income margin	8.1%	5.7%	3.4%	9.8%		4.7%
Adjusted operating income margin	11.5%	6.9%	7.9%	10.6%		8.0%

Three months ended 12/31/16
Operating income	$39,928	$9,321	$3,541	$7,477	$(18,867)	$41,400
Non-GAAP Adjustments [1]	$668	$2,251	$—	$(110)	$7,113	$9,922
Adjusted operating income	$40,596	$11,572	$3,541	$7,367	$(11,754)	$51,322
Operating income margin	14.3%	4.4%	2.3%	7.8%		5.6%
Adjusted operating income margin	14.6%	5.5%	2.3%	7.7%		6.9%

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

(unaudited and dollars in thousands)	United States	United Kingdom	Hain Pure Protein	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Six months ended 12/31/17	$533,962	$460,646	$278,029	$210,843	$—	$1,483,480
Net sales - Six months ended 12/31/16	$532,872	$432,463	$269,648	$186,480	$—	$1,421,463
% change - FY'18 net sales vs. FY'17 net sales	0.2%	6.5%	3.1%	13.1%		4.4%

OPERATING INCOME
Six months ended 12/31/17
Operating income	$42,722	$23,199	$7,570	$19,532	$(25,247)	$67,776
Non-GAAP Adjustments [1]	$11,392	$6,075	$8,629	$866	$7,047	$34,009
Adjusted operating income	$54,114	$29,274	$16,199	$20,398	$(18,200)	$101,785
Operating income margin	8.0%	5.0%	2.7%	9.3%		4.6%
Adjusted operating income margin	10.1%	6.4%	5.8%	9.7%		6.9%

Six months ended 12/31/16
Operating income	$58,722	$17,140	$2,523	$12,532	$(35,766)	$55,151
Non-GAAP Adjustments [1]	$6,194	$3,754	$—	$(110)	$13,534	$23,372
Adjusted operating income	$64,916	$20,894	$2,523	$12,422	$(22,232)	$78,523
Operating income margin	11.0%	4.0%	0.9%	6.7%		3.9%
Adjusted operating income margin	12.2%	4.8%	0.9%	6.7%		5.5%

(1) See accompanying table of "Reconciliation of GAAP Results to Non-GAAP Measures"

Webcasts and Upcoming Presentation
Hain Celestial will host a conference call and webcast today at 8:30 AM Eastern Time to discuss its results and business outlook. Additionally, the Company is scheduled to present at the CAGNY 2018 Conference on Tuesday, February 20, 2018 at 5:00 PM Eastern Time. These events will be webcast and accompanying presentations will be available under the Investor Relations section of the Company's website at www.hain.com.

About The Hain Celestial Group, Inc.
The Hain Celestial Group (Nasdaq: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, Gluten Free Café™, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Better Bean™, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Yorkshire Provender™, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Clarks™, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, Happy®, Joya® Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “will”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions, or similar words or phrases that are

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

predictions of or indicate future events or trends and that do not relate solely to historical facts. You can also identify forward-looking statements by discussions of the Project Terra strategic initiatives, the Company’s potential divestiture of its Hain Pure Protein business, and our future performance and results of operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Such factors, include, among others, the Company’s beliefs or expectations relating to (i) the Company’s guidance for Fiscal Year 2018; (ii) the Company’s ability to generate growth; (iii) the potential divestiture of the Hain Pure Protein business, and (iv) the Company’s ability to execute Project Terra initiatives for future growth and simplify its brand portfolio to enhance value; and the other risks detailed from time-to-time in the Company’s reports filed with the United States Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended June 30, 2017, and our quarterly reports. As a result of the foregoing and other factors, the Company cannot provide any assurance regarding future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements. All forward-looking statements contained herein apply as of the date hereof or as of the date they were made and, except as required by applicable law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflects changes in underlying assumptions or factors of new methods, future events or other changes.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including net sales adjusted for the impact of foreign currency, net sales adjusted for the impact of foreign currency and acquisitions and divestitures, net sales adjusted for the impact of foreign currency, acquisitions and divestitures and certain other items, as applicable in each case, adjusted operating income, adjusted gross margin, adjusted earnings per diluted share, EBITDA, adjusted EBITDA and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three months ended December 31, 2017 and 2016 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

The Company defines Operating Free Cash Flow as cash provided from or used in operating activities (a GAAP measure) less capital expenditures. The Company views operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

For the three months and six months ended December 31, 2017 and 2016, operating free cash flow was calculated as follows:

Operating Free Cash Flow
	Three Months Ended		Six Months Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
	(unaudited and dollars in thousands)
Cash flow provided by operating activities	$44,864	$103,308	$25,426	$116,127
Purchases of property, plant and equipment	(16,114)	(14,172)	(31,027)	(28,725)
Operating free cash flow	$28,750	$89,136	$(5,601)	$87,402

The Company’s operating free cash flow was $28.8 million for the three months ended December 31, 2017, a decrease of $60.4 million from the three months ended December 31, 2016. The Company’s operating free cash flow was negative $5.6 million for the six months ended December 31, 2017, a decrease of $93.0 million from the

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

six months ended December 31, 2016. The decrease in operating free cash flow was primarily attributable to an increase in inventories and accounts receivable.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company’s consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. Dollar are translated into U.S. Dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

The Company provides net sales adjusted for constant currency, acquisitions and divestitures and certain other items, as applicable in each case, to understand the growth rate of net sales excluding the impact of such items. The Company’s management believes net sales adjusted for such items is useful to investors because it enables them to better understand the growth of our business from period-to-period.

The Company defines EBITDA as net income (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, equity in earnings of equity method investees, stock based compensation expense and unrealized currency gains.  Adjusted EBITDA is defined as EBITDA before acquisition-related expenses, including integration and restructuring charges, and other non-recurring items.  The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

For the three months and six months ended December 31, 2017 and 2016, EBITDA and Adjusted EBITDA was calculated as follows:

	3 Months Ended		6 Months Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
	(unaudited and dollars in thousands)
Net income	$47,103	$27,185	$66,949	$35,789
(Benefit)/provision for income taxes	(16,369)	10,509	(7,899)	11,271
Interest expense, net	5,827	4,426	11,447	8,780
Depreciation and amortization	17,346	16,948	34,972	34,168
Equity in net income of equity-method investees	(194)	(38)	(205)	(222)
Stock-based compensation expense	4,158	2,531	7,322	5,235
Long-lived asset impairment	3,449	—	3,449	—
Unrealized currency gains	(287)	(1,984)	(3,706)	(3,277)
EBITDA	61,033	59,577	112,329	91,744

Acquisition related expenses, restructuring and integration charges, and other	4,797	108	10,643	1,516
Accounting review and remediation costs, net of insurance proceeds	4,451	7,005	3,093	12,966
Losses on terminated chilled desserts contract	2,142	—	3,614	—
U.K. and HPP start-up costs	2,381	—	3,464	—
Discontinuance of Round Hill Brand	2,177	—	2,177	—
HPP Network Distribution Redesign	1,952	—	1,952	—
Co-packer distribution	1,567	—	2,740	—
Regulated packaging change	1,007	—	1,007	—
Plant closure related costs	700	1,804	700	1,804
HPP Feed Formulation Test	471	—	471	—
Recall and other related costs	—	397	—	809
SKU rationalization	—	160	—	5,359
U.K. deferred synergies due to CMA Board decision	—	447	—	918
Adjusted EBITDA	$82,678	$69,498	$142,190	$115,116

Contact:
James Langrock/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(in thousands)

	December 31,	June 30,
	2017	2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	139,216	$146,992
Accounts receivable, net	274,728	248,436
Inventories	502,372	427,308
Prepaid expenses and other current assets	62,994	52,045
Total current assets	979,310	874,781

Property, plant and equipment, net	386,077	370,511
Goodwill	1,083,696	1,059,981
Trademarks and other intangible assets, net	583,911	573,268
Investments and joint ventures	19,301	18,998
Other assets	35,042	33,565
Total assets	3,087,337	$2,931,104

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	263,395	$222,136
Accrued expenses and other current liabilities	112,677	108,514
Current portion of long-term debt	25,021	9,844
Total current liabilities	401,093	340,494

Long-term debt, less current portion	742,125	740,304
Deferred income taxes	98,127	121,475
Other noncurrent liabilities	23,446	15,999
Total liabilities	1,264,791	1,218,272

Stockholders' equity:
Common stock	1,084	1,080
Additional paid-in capital	1,145,042	1,137,724
Retained earnings	935,771	868,822
Accumulated other comprehensive loss	(153,351)	(195,479)
Subtotal	1,928,546	1,812,147
Treasury stock	(106,000)	(99,315)
Total stockholders' equity	1,822,546	1,712,832
Total liabilities and stockholders' equity	3,087,337	$2,931,104

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016

Net sales	775,204	739,999	1,483,480	1,421,463
Cost of sales	630,933	601,606	1,207,606	1,173,203
Gross profit	144,271	138,393	275,874	248,260

Selling, general and administrative expenses	90,372	85,187	181,093	170,154
Amortization of acquired intangibles	4,909	4,693	9,820	9,421
Acquisition related expenses, restructuring and integration charges	4,797	108	10,643	568
Accounting review and remediation costs, net of insurance proceeds	4,451	7,005	3,093	12,966
Long-lived asset impairment	3,449	—	3,449	—
Operating income	36,293	41,400	67,776	55,151

Interest expense and other financing expenses, net	6,513	5,097	12,828	10,178
Other (income)/expense, net	(760)	(1,353)	(3,897)	(1,865)
Income before income taxes and equity in net income of equity-method investees	30,540	37,656	58,845	46,838

(Benefit)/provision for income taxes	(16,369)	10,509	(7,899)	11,271
Equity in net income of equity-method investees	(194)	(38)	(205)	(222)
Net income	47,103	27,185	66,949	35,789

Net income per common share:
Basic	$0.45	$0.26	$0.65	$0.35
Diluted	$0.45	$0.26	$0.64	$0.34

Shares used in the calculation of net income per common share:
Basic	103,837	103,597	103,773	103,532
Diluted	104,440	104,204	104,379	104,225

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,
	2017 GAAP	Adjustments	2017 Adjusted	2016 GAAP	Adjustments	2016 Adjusted

Net sales	$775,204	$—	$775,204	$739,999	$—	$739,999
Cost of sales	630,933	(12,396)	618,537	601,606	(693)	600,913
Gross profit	144,271	12,396	156,667	138,393	693	139,086
Operating expenses (a)	98,730	(4,148)	94,582	89,880	(2,115)	87,765
Acquisition related expenses, restructuring and integration charges	4,797	(4,797)	—	108	(108)	—
Accounting review and remediation costs, net of insurance proceeds	4,451	(4,451)	—	7,005	(7,005)	—
Operating Income	36,293	25,793	62,086	41,400	9,921	51,321
Interest and other expenses (income), net (b)	5,753	286	6,039	3,744	1,984	5,728
(Benefit)/provision for income taxes (c)	(16,369)	29,931	13,562	10,509	2,215	12,724
Net income	47,103	(4,424)	42,679	27,185	5,722	32,907
Earnings per share - diluted	0.45	(0.04)	0.41	0.26	0.05	0.32

(a) Operating expenses include amortization of acquired intangibles and selling, general, and administrative expenses and long-lived asset impairment.

(b) Interest and other expenses, net include interest and other financing expenses, net and other (income)/expense, net

(c) Included within the income tax related adjustments is the impact of the U.S. tax legislation enacted in December 2017. These tax law changes resulted in a net income tax benefit of $24.1 million, consisting of a $29.3 million reduction in the Company’s net deferred tax liabilities as a result of the lowering of the U.S. corporate income tax rate, partially offset by an estimated $5.2 million transition tax imposed on the deemed repatriation of deferred foreign income.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

Detail of Adjustments:

	Three Months Ended December 31,
	2017	2016

Losses on terminated chilled desserts contract	$2,142	$—
U.K. and HPP Start-up costs	2,381	—
Inventory costs for products discontinued or having redesigned packaging	1,007	160
Discontinuation of Round Hill Brand	2,177	—
Recall and other related costs	—	(110)
U.K. deferred synergies due to CMA Board decision	—	179
Plant closure related costs	700	464
Co-packer disruption	1,567	—
HPP feed formulation test	471	—
HPP network distribution redesign	1,952	—
Cost of sales	12,396	693

Gross profit	12,396	693

Plant closure related costs	—	1,340
U.K. deferred synergies due to CMA Board decision	—	268
Recall and other related costs	—	507
Stock compensation acceleration	699	—
Long-lived asset impairment charge associated with plant closure	3,449	—
Operating expenses (a)	4,148	2,115

Acquisition related fees and expenses, integration and restructuring charges, including severance	4,797	108
Acquisition related expenses, restructuring and integration charges	4,797	108

Accounting review and remediation costs, net of insurance proceeds	4,451	7,005
Accounting review and remediation costs, net of insurance proceeds	4,451	7,005

Operating income	25,793	9,921

Unrealized currency (gains) and losses	(286)	(1,984)
Interest and other expenses (income), net (b)	(286)	(1,984)

Income tax related adjustments (c)	(29,931)	(2,215)
(Benefit)/provision for income taxes	(29,931)	(2,215)

Net income	$(4,424)	$5,722

(a) Operating expenses include amortization of acquired intangibles and selling, general, and administrative expenses and long-lived asset impairment.
(b) Interest and other expenses (income), net includes interest and other financing expenses, net and other (income)/expense, net
(c) Included within the income tax related adjustments is the impact of the U.S. tax legislation enacted in December 2017. These tax law changes resulted in a net income tax benefit of $24.1 million, consisting of a $29.3 million reduction in the Company’s net deferred tax liabilities as a result of the lowering of the U.S. corporate income tax rate, partially offset by an estimated $5.2 million transition tax imposed on the deemed repatriation of deferred foreign income.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

	Six Months Ended December 31,
	2017 GAAP	Adjustments	2017 Adjusted	2016 GAAP	Adjustments	2016 Adjusted

Net sales	$1,483,480	$—	$1,483,480	$1,421,463	$—	$1,421,463
Cost of sales	1,207,606	(16,124)	1,191,482	1,173,203	(6,263)	1,166,940
Gross profit	275,874	16,124	291,998	248,260	6,263	254,523
Operating expenses (a)	194,362	(4,148)	190,214	179,575	(3,574)	176,001
Acquisition related expenses, restructuring and integration charges	10,643	(10,643)	—	568	(568)	—
Accounting review and remediation costs, net of insurance proceeds	3,093	(3,093)	—	12,966	(12,966)	—
Operating Income	67,776	34,009	101,785	55,151	23,371	78,522
Interest and other expenses (income), net (b)	8,931	3,705	12,636	8,313	3,277	11,590
(Benefit)/provision for income taxes (c)	(7,899)	30,903	23,004	11,271	8,071	19,342
Net income	66,949	(600)	66,349	35,789	12,023	47,812
Earnings per share - diluted	0.64	(0.01)	0.64	0.34	0.12	0.46

(a) Operating expenses include amortization of acquired intangibles and selling, general, and administrative expenses and long-lived asset impairment.

(b) Interest and other expenses, net include interest and other financing expenses, net and other (income)/expense, net

(c) Included within the income tax related adjustments is the impact of the U.S. tax legislation enacted in December 2017. These tax law changes resulted in a net income tax benefit of $24.1 million, consisting of a $29.3 million reduction in the Company’s net deferred tax liabilities as a result of the lowering of the U.S. corporate income tax rate, partially offset by an estimated $5.2 million transition tax imposed on the deemed repatriation of deferred foreign income.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

Detail of Adjustments:

	Six Months Ended December 31,
	2017	2016

Losses on terminated chilled desserts contract	$3,614	$—
U.K. and HPP Start-up costs	3,464	—
Inventory costs for products discontinued or having redesigned packaging	1,007	5,359
Discontinuation of Round Hill Brand	2,177	—
Recall and other related costs	—	73
U.K. deferred synergies due to CMA Board decision	—	367
Plant closure related costs	700	464
Co-packer disruption	2,740	—
HPP Feed formulation test	471	—
HPP network distribution redesign	1,952	—
Cost of sales	16,124	6,263

Gross profit	16,124	6,263

Plant closure related costs	—	1,340
U.K. deferred synergies due to CMA Board decision	—	551
Recall and other related costs	—	736
Tilda Fire Insurance Recovery Costs and other Setup/Integration Costs	—	947
Stock compensation acceleration	699	—
Long-lived asset impairment charge associated with plant closure	3,449	—
Operating expenses (a)	4,148	3,574

Acquisition related fees and expenses, integration and restructuring charges, including severance	10,643	568
Acquisition related expenses, restructuring and integration charges	10,643	568

Accounting review and remediation costs, net of insurance proceeds	3,093	12,966
Accounting review and remediation costs, net of insurance proceeds	3,093	12,966

Operating income	34,009	23,371

Unrealized currency (gains) and losses	(3,705)	(3,277)
Interest and other expenses, net (b)	(3,705)	(3,277)

Income tax related adjustments(c)	(30,903)	(8,071)
(Benefit)/provision for income taxes	(30,903)	(8,071)

Net income	$(600)	$12,023

(a) Operating expenses include amortization of acquired intangibles and selling, general, and administrative expenses and long-lived asset impairment.
(b) Interest and other expenses (income), net includes interest and other financing expenses, net and other (income)/expense, net

(c) Included within the income tax related adjustments is the impact of the U.S. tax legislation enacted in December 2017. These tax law changes resulted in a net income tax benefit of $24.1 million, consisting of a $29.3 million reduction in the Company’s net deferred tax liabilities as a result of the lowering of the U.S. corporate income tax rate, partially offset by an estimated $5.2 million transition tax imposed on the deemed repatriation of deferred foreign income.

THE HAIN CELESTIAL GROUP, INC.
Net Sales Growth at Constant Currency
(unaudited and in thousands)

	Hain Consolidated	United Kingdom	Rest of World
Net sales - Three months ended 12/31/17	$775,204	$238,201	$107,728
Impact of foreign currency exchange	(21,148)	(14,987)	(6,161)
Net sales on a constant currency basis - Three months ended 12/31/17	$754,056	$223,214	$101,567

Net sales - Three months ended 12/31/16	$739,999	$212,312	$96,068
Net sales growth on a constant currency basis	1.9%	5.1%	5.7%

Net Sales Growth at Constant Currency and Adjusted for Acquisitions, Divestitures and Other

	Hain Consolidated	United States	United Kingdom	Rest of World
Net sales on a constant currency basis - Three months ended 12/31/17	$754,056	$270,303	$223,214	$101,567

Net sales - Three months ended 12/31/16	$739,999	$278,640	$212,312	$96,068
Acquisitions	4,102	—	3,899	203
Divestitures	(5,279)	(1,986)	(3,293)	—
SKU Rationalization	(4,362)	(4,362)	—	—
Inventory Realignment	13,514	13,514	—	—
Net sales on a constant currency basis adjusted for acquisitions, divestitures and other - Three months ended 12/31/16	$747,974	$285,806	$212,918	$96,271
Net sales growth on a constant currency basis adjusted for acquisitions, divestitures and other	0.8%	(5.4)%	4.8%	5.5%

	Hain Daniels	Hain Celestial Canada	Hain Celestial Europe
Net sales growth - Three months ended 12/31/17	11.6%	11.2%	14.9%
Impact of foreign currency exchange	(7.2)%	(5.4)%	(9.5)%
Impact of acquisitions	(2.6)%	0.0%	0.0%
Impact of divestitures	2.2%	0.0%	0.0%
Net sales growth on a constant currency basis adjusted for acquisitions, divestitures and other - Three months ended 12/31/17	4.0%	5.8%	5.3%